Exhibit 8.1

List of Principal Subsidiaries and Consolidated Entities of the Registrant

Subsidiaries	Place of Incorporation
Momo Technology HK Company Limited	Hong Kong

SpaceCape Inc.	Cayman Islands

Tantan Limited	Cayman Islands

QOOL Media Inc.	Cayman Islands

Tantan Hong Kong Limited	Hong Kong

QOOL Media Hong Kong Limited	Hong Kong

SpaceCape Technology Pte. Ltd.	Singapore

Tantan Technology (Beijing) Co., Ltd.	PRC

Beijing Yiliulinger Information Technology Co., Ltd.	PRC

Beijing Momo Information Technology Co., Ltd.	PRC

QOOL Media Technology (Tianjin) Co., Ltd.	PRC

Consolidated Affiliated Entities

Beijing Momo Technology Co., Ltd.	PRC

Tantan Culture Development (Beijing) Co., Ltd.	PRC

Hainan Miaoka Network Technology Co., Ltd.	PRC

QOOL Media (Tianjin) Co., Ltd.	PRC

Beijing Top Maker Culture Co., Ltd.	PRC

Beijing Perfect Match Technology Co., Ltd.	PRC

SpaceTime (Beijing) Technology Co., Ltd.	PRC

Subsidiaries of the Consolidated Affiliated Entities

Tianjin Apollo Exploration Culture Co., Ltd.	PRC

Chengdu Momo Technology Co., Ltd.	PRC

Loudi Momo Technology Co., Ltd.	PRC

Tianjin Heer Technology Co., Ltd.	PRC